UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2005

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-31245	91-2048013
-----------	-------------	---------------
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4538 S. 140th Street, Omaha, Nebraska 68137

 (Address of Principal Executive Offices) (Zip Code)

(402) 614-0258

(Registrant's telephone number, including area code)

Cayuga Acquisition Corporation

(Former Name or Former address, if changed since Last Report)

ITEM 4.01.

CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

On March 16, 2005, Gabriel Technologies Corporation (formerly known as Cayuga Acquisition Corporation) (the “Company”) notified Magee, Rausch & Shelton, LLP (“MRS”) that on March 15, 2005, the Board of Directors of the Company dismissed MRS as its independent accounting firm and engaged Williams and Webster of Spokane, Washington (“Williams and Webster”).  MRS has performed no services for the Company since the initial filing of the Form 10.

The report of MRS contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.  Such report contained an explanatory paragraph that expressed significant doubt about the Company’s ability to continue as a going concern.

For the period from June 30, 2000 (inception) to August 31, 2000,:  (i) there were no disagreements with MRS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MRS would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods and (ii) there were no reportable events, as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company has requested that MRS furnish it with a letter addressed to the SEC stating whether or not MRS agrees with the above statements.  Upon receipt of the letter from MRS, a copy will be filed as Exhibit 16.

Williams and Webster were engaged as the new principal independent accountants.  The appointment of Williams and Webster was recommended and approved by the Registrant’s Board of Directors.  During the Registrant’s two most recent fiscal years, and the period from January 1, 2005, to March 15, 2005, the Registrant did not consult Williams and Webster regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Registrant’s financial statements, and neither written report nor oral advice was provided to the Registrant by Williams and Webster that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

The Registrant has provided Williams and Webster with a copy of this disclosure.

ITEM 9.01.

FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)

Financial Statements - None

(b)

Pro Forma Financial Information - None

(c)

Exhibits - None

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION

Date:  March 16, 2005

By:

/s/   Keith Feilmeier

Keith Feilmeier, Director, President,

Chairman and Chief Executive Officer